Venture Global Reports First Quarter 2026 Results

Summary Financial Highlights

(in billions)	Three months ended March 31, 2026

Revenue	$4.6
Income from operations	$1.2
Net income[1]	$0.5
Consolidated Adjusted EBITDA[2]	$1.4

ARLINGTON, Va., May 12, 2026 – Venture Global, Inc. ("Venture Global," "we," or "our") (NYSE: VG) has reported financial results for the quarter ended March 31, 2026. As a reminder, Venture Global will host a conference call for investors and analysts beginning at 9:00 am Eastern Time (ET), May 12, 2026, to discuss first quarter results.
Key financial highlights include:
•Generated revenue of $4.6 billion, an increase of 59% from Q1 2025; income from operations of $1.2 billion, an increase of 7% from Q1 2025; net income1 of $488 million, an increase of 23% from Q1 2025; and Consolidated Adjusted EBITDA2 of $1.4 billion, an increase of 2% from Q1 2025.
•Exported 130 cargos and sold 481 TBtu of liquefied natural gas ("LNG"), a new quarterly record for Venture Global, and an increase of 67 cargos and 253 TBtu sold, or 111%, from Q1 2025.
•Reached total assets of $56.3 billion, an increase of $11.2 billion from $45.1 billion as of March 31, 2025.
•Increased EBITDA guidance to $8.2 - $8.5 billion, up from $5.2 - $5.8 billion, which assumes a weighted average liquefaction fee of $9.50/MMBtu - $10.50/MMBtu for our remaining unsold cargos, in line with current forward curves.
•Contracted additional cargos, bringing the total sold to 84% of available cargos for 2026 at a weighted average liquefaction fee of $4.51/MMBtu.
•Tightened and raised the midpoint of the expected cargo range to 494 - 523 from 486 - 527 for 2026.
•Announced the final investment decision ("FID") of CP2 Phase II and the successful closing of an $8.6 billion project financing supporting Phase II, bringing total CP2 financing to $20.7 billion.
•Executed additional five-year supply agreements, bringing the total capacity sold under five-year agreements to over 3 MTPA supplied from Venture Global's portfolio.
◦Increased the five-year binding LNG agreement with Vitol to approximately 1.7 MTPA, up from 1.5 MTPA previously agreed and announced in Q1.
◦Executed a new, binding agreement for TotalEnergies to purchase approximately 0.85 MTPA of LNG for approximately five years commencing in 2026.
•As previously announced during Q1 2026, Venture Global signed three additional LNG SPAs, including a 20-year sales and purchase agreement (SPA) with Hanwha Aerospace, and five-year binding agreements with Trafigura and Vitol.
•Other recent key financial milestones achieved during the quarter through today include:
◦Calcasieu Pass Funding, LLC closed a $1.75 billion senior secured term loan B credit facility in April used to redeem its preferred equity interests that were previously issued to Stonepeak Bayou Holdings II LP.
◦Venture Global Calcasieu Pass, LLC closed a $750 million offering of 6.0% senior secured notes due 2036. The net proceeds were used to prepay the remaining balance of the construction term loan at the Calcasieu Pass facility.

1     Net income as used herein refers to net income attributable to common stockholders on our Condensed Consolidated Statements of Operations.
2    Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures below for further information, including a reconciliation of Consolidated Adjusted EBITDA to net income attributable to common stockholders, the most directly comparable financial measure prepared and presented in accordance with GAAP. Consolidated Adjusted EBITDA includes portions attributable to non-controlling interests.

In April, the Calcasieu Pass Project celebrated the one-year anniversary of its commercial operations date ("COD"), with no missed cargos. At our combined facilities for 2026 we anticipate 494 - 523 total cargos. Based on this cargo range and the current forward curves for LNG and natural gas prices, we expect 2026 full year Consolidated Adjusted EBITDA1 to be $8.2 - $8.5 billion.

We are advancing construction, commissioning, and assurance testing required in advance of COD of our Plaquemines Project Phase I. Thanks to a series of innovative mitigations and previously announced incremental expenditures addressing the challenges that arise in the construction and commissioning of a large, complex project, we are pleased to reaffirm that we are targeting Plaquemines Project Phase I COD in Q4 2026 and Plaquemines Project Phase II COD in mid 2027.

Construction at our CP2 Project is progressing well, and we remain on track to produce first LNG in the second half of 2027, considerably faster from FID than any large-scale project in the history of the LNG industry. We have raised the roofs on two of the four LNG storage tanks, the perimeter wall protecting the facility is watertight, and 12 of the 36 LNG liquefaction trains are on their foundations.

“The first quarter of 2026 was a dynamic, and at times volatile, period for the global LNG market, and we are proud that our company has played a critical role in helping maintain supply stability. Venture Global continues to deliver reliable U.S. energy to our customers, while generating strong financial results for our shareholders,” said Venture Global CEO Mike Sabel. “We are making significant progress on construction at our third facility, CP2, including raising the roofs of our first two LNG tanks this quarter and successfully closing an $8.6 billion FID for Phase II of that project. We are continuing the safe startup and commissioning of Plaquemines LNG and are reaffirming our expectation of achieving Phase I commercial operations later this year. As the market navigates the ongoing impacts of the conflict in the Middle East, Venture Global remains focused on the safe, disciplined execution of our operating, commissioning, and construction plans.”

1 Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures below for further information, including a reconciliation of Consolidated Adjusted EBITDA to net income attributable to common stockholders, the most directly comparable financial measure prepared and presented in accordance with GAAP. Consolidated Adjusted EBITDA includes portions attributable to non-controlling interests.

Summary and Review of Financial Results

(in millions, except LNG data)	Three months ended March 31,
	2026	2025	% Change

Revenue	$4,599	$2,894	59%
Income from operations	$1,151	$1,080	7%
Net income[1]	$488	$396	23%
Consolidated Adjusted EBITDA[2]	$1,372	$1,346	2%
LNG volumes exported:
Cargos	130	63	106%
TBtu	487.2	233.6	109%
LNG volumes sold (TBtu)	480.8	228.3	111%

Net income1 for the three months ended March 31, 2026, increased $92 million, or 23%, as compared to 2025. This increase was largely driven by higher income from operations of $71 million primarily due to higher LNG sales volumes of $1.8 billion predominantly at the Plaquemines Project as a result of commissioning progress, favorable changes in interest rate swaps of $207 million, and lower development expense of $136 million. These increases were partially offset by lower LNG sales prices net of the cost of feed gas of $1.9 billion, and higher interest expense of $168 million. Consolidated Adjusted EBITDA2 for the three months ended March 31, 2026, increased $26 million, or 2%, as compared to 2025 driven primarily by higher LNG sales volumes predominantly as a result of Plaquemines Project commissioning and lower development expense, partially offset by lower LNG sales prices net of the cost of feed gas.

1    Net income as used herein refers to net income attributable to common stockholders on our Condensed Consolidated Statements of Operations.
2    Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures below for further information, including a reconciliation of Consolidated Adjusted EBITDA to net income attributable to common stockholders, the most directly comparable financial measure prepared and presented in accordance with GAAP. Consolidated Adjusted EBITDA includes portions attributable to non-controlling interests.

2026 Outlook

Our updated guidance for 2026 is as follows:
•Consolidated Adjusted EBITDA1 guidance for the full year 2026 is $8.2 billion - $8.5 billion.
◦As noted in previous quarters, changes in natural gas prices, both domestic and international, could impact Consolidated Adjusted EBITDA guidance. We assume a fixed liquefaction fee range of $9.50/MMBtu - $10.50/MMBtu for our remaining unsold cargos in 2026 in support of our guidance, reflecting market forward prices and recently executed cargo sales.
◦+/- $1.00/MMBtu change in fixed liquefaction fees will impact our full year 2026 Consolidated Adjusted EBITDA by $300 million - $350 million.
•We expect to export 147 - 154 cargos from the Calcasieu Project and 347 - 369 cargos from the Plaquemines Project in 2026.
•We continue to anticipate Plaquemines Project Phase 1 COD in Q4 2026 following the conclusion of commissioning and assurance testing and any required remediation or rectification work.

Webcast and Conference Call Information

Venture Global will host a conference call to discuss first quarter 2026 results and provide guidance for the fiscal year 2026 at 9:00 am Eastern Time (ET) on May 12, 2026. The live webcast of Venture Global’s earnings conference call can be accessed at our website at www.ventureglobal.com along with the earnings press release, financial tables, and slide presentation. After the conclusion of the webcast, a replay will be made available on the Venture Global website.

About Venture Global

Venture Global is an American producer and exporter of low-cost U.S. liquefied natural gas (LNG) with over 100 MTPA of capacity in production, construction, or development. Venture Global began producing LNG from its first facility in 2022 and is now one of the largest LNG exporters in the United States. The company’s vertically integrated business includes assets across the LNG supply chain including LNG production, natural gas transport, shipping and regasification. The company’s first three projects, Calcasieu Pass, Plaquemines LNG, and CP2 LNG, are located in Louisiana along the Gulf of America. Venture Global is developing Carbon Capture and Sequestration projects at each of its LNG facilities.

Forward-Looking Statements

This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included herein are “forward-looking statements.” In some cases, forward-looking statements can be identified by terminology such as “may,” “might,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, expectations regarding the development, construction, commissioning and completion of our projects, expectations regarding sales of LNG cargos, estimates of the cost of our projects and schedule to construct and commission our projects, our anticipated growth strategies and anticipated trends impacting our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including: our potential inability to maintain profitability, maintain positive operating cash flow and ensure adequate
1    Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures below for further information, including a reconciliation of Consolidated Adjusted EBITDA to Net income, the most directly comparable financial measure prepared and presented in accordance with GAAP. Consolidated Adjusted EBITDA includes portions attributable to non-controlling interests. For 2026, the non-controlling interest share of Consolidated Adjusted EBITDA is projected to be $160 million - $180 million.

liquidity in the future, including as a result of the significant uncertainty in our ability to generate proceeds and the amount of proceeds that will regularly be received from sales of uncontracted commissioning cargos and excess cargos due to volatility and variability in the LNG markets; our need for significant additional capital to construct and complete projects, including some of our existing projects, future projects, potential bolt-on expansions and related assets, and our potential inability to secure such financing on acceptable terms, or at all; our potential inability to construct or operate all of our proposed LNG facilities or pipelines or any additional LNG facilities or pipelines beyond those currently planned, including any of the bolt-on expansion opportunities which we have identified, and to produce LNG in excess of our nameplate capacity, which could limit our growth prospects, including as a result of delays in obtaining regulatory approvals or inability to obtain requisite regulatory approvals to complete construction during our estimated development periods; significant operational risks related to our natural gas liquefaction and export projects, including the our existing projects and any potential bolt-on expansions, any future projects we develop, our pipelines, our LNG tankers, and our regasification terminal usage rights; our potential inability to accurately estimate costs for our projects, and the risk that the construction and operations of natural gas pipelines and pipeline connections for our projects suffer cost overruns and delays related to obtaining regulatory approvals, development risks, labor costs, unavailability of skilled workers, operational hazards and other risks; the uncertainty regarding the future of international trade agreements and the United States’ position on international trade, including the effects of tariffs as well as the effects of ongoing legal challenges to tariffs and reimbursements of tariffs; our current and potential involvement in disputes and legal proceedings, including the arbitrations and other proceedings currently pending against us and the possibility and magnitude of negative outcomes in any such dispute or proceeding and the potential impact thereof on our results of operations, liquidity and our existing contracts; our potential inability to enter into the necessary contracts to construct our projects, or any potential bolt-on expansion, on a timely basis or on terms that are acceptable to us; our potential inability to enter into Contracted SPAs with customers for, or to otherwise sell, an adequate portion of the total expected nameplate capacity at our projects, or any potential bolt-on expansion, or any future projects we develop; our dependence on our EPC contractors and suppliers for the successful completion of our projects and delivery of our LNG tankers, including the potential inability of our contractors to perform their obligations under their contracts; various economic and political factors, including opposition by environmental or other public interest groups, or the lack of local government and community support required for our projects, which could negatively affect the permitting status, timing or overall development, construction and operation of our projects; the effects of FERC regulation on our interstate natural gas pipelines and their FERC gas tariffs; the risk that the natural gas liquefaction system and mid-scale design we utilize at our projects will not achieve the level of performance or other benefits that we anticipate; potential additional risks arising from the duration of and the phased commissioning start-up of our projects; the potential risk that our customers or we may terminate our SPAs if certain conditions are not met or for other reasons; potential decreases in the price of natural gas and its related impact on our ability to pay the cost of gas transportation, the payment of a premium by us for feed gas relative to the contractual price we charge our customers, or other impacts to the price of natural gas resulting from inflationary pressures, including from the disruption in international oil and natural gas supply chains caused by the ongoing war in Iran and the closure of the Strait of Hormuz; the potential negative impacts of seasonal fluctuations on our business; the risks related to the development and/or contracting for additional gas transportation capacity to support the operation and expansion capacity of our LNG projects; the risks related to the management and operation of our LNG tanker fleet and our future regasification terminal usage rights; the potential effects of existing and future environmental and similar laws and governmental regulations on compliance costs, operating and/or construction costs and restrictions; our potential inability to obtain, maintain or comply with necessary permits or approvals from governmental and regulatory agencies on which the construction of our projects depends, including as a result of opposition by environmental and other public interest groups; our indebtedness levels, and the fact that we may be able to incur substantially more indebtedness, which may increase the risks created by our substantial indebtedness. For more information on these and other factors that could cause our results to differ materially from expected results, please refer to the risks and uncertainties discussed in our Annual Report on Form 10-K for the year ended December 31, 2025. In addition, please note that the date of this press release is May 12, 2026, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Contacts

Investors:
Ben Nolan
IR@ventureglobalLNG.com

Media:
Shaylyn Hynes
press@ventureglobalLNG.com

VENTURE GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share information)
(unaudited)1

	Three months ended March 31,
	2026	2025

REVENUE	$4,599	$2,894

OPERATING EXPENSE
Cost of sales (exclusive of depreciation and amortization shown separately below)	2,784	1,059
Operating and maintenance expense	270	252
General and administrative expense	97	105
Development expense	46	182
Depreciation and amortization	251	216
Total operating expense	3,448	1,814

INCOME FROM OPERATIONS	1,151	1,080

OTHER INCOME (EXPENSE)
Interest income	28	56
Interest expense, net	(444)	(276)
Gain (loss) on interest rate swaps	15	(192)
Loss on financing transactions	(13)	—
Loss on foreign currency transactions	(1)	—
Total other expense	(415)	(412)

INCOME BEFORE INCOME TAX EXPENSE	736	668
Income tax expense	111	151
NET INCOME	625	517

Less: Net income attributable to redeemable stock of subsidiary	42	38
Less: Net income attributable to non-controlling interests	27	15
Less: Dividends on VGLNG Series A Preferred Shares	68	68
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$488	$396

BASIC EARNINGS PER SHARE
Net income attributable to common stockholders per share—basic	$0.20	$0.17
Weighted average number of shares of common stock outstanding—basic	2,463	2,399

DILUTED EARNINGS PER SHARE
Net income attributable to common stockholders per share—diluted	$0.19	$0.15
Weighted average number of shares of common stock outstanding—diluted	2,635	2,643
1    Refer to the Venture Global, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Securities and Exchange Commission.

VENTURE GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share information)
(unaudited)1

	March 31, 2026	December 31, 2025

ASSETS
Current assets
Cash and cash equivalents	$1,599	$2,355
Restricted cash	335	195
Accounts receivable	810	918
Inventory, net	241	253
Derivative assets	88	65
Prepaid expenses and other current assets	146	254
Total current assets	3,219	4,040
Property, plant and equipment, net	49,754	46,588
Right-of-use assets	731	737
Noncurrent restricted cash	1,117	875
Deferred financing costs	831	543
Noncurrent derivative assets	206	216
Other noncurrent assets	442	447
TOTAL ASSETS	$56,300	$53,446

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$817	$737
Accrued and other liabilities	2,769	2,795
Current portion of long-term debt, net	126	812
Total current liabilities	3,712	4,344
Long-term debt, net	36,456	33,393
Noncurrent operating lease liabilities	697	696
Deferred tax liabilities, net	2,419	2,320
Other noncurrent liabilities	671	697
Total liabilities	43,955	41,450

Redeemable stock of subsidiary	1,629	1,696
Equity
Venture Global, Inc. stockholders' equity
Class A common stock, par value $0.01 per share (514 million and 488 million shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	5	4
Class B common stock, par value $0.01 per share (1,969 million shares issued and outstanding as of March 31, 2026 and December 31, 2025)	20	20
Additional paid in capital	2,280	2,238
Retained earnings	5,163	4,720
Accumulated other comprehensive loss	(235)	(239)
Total Venture Global, Inc. stockholders' equity	7,233	6,743
Non-controlling interests	3,483	3,557
Total equity	10,716	10,300
TOTAL LIABILITIES AND EQUITY	$56,300	$53,446

1    Refer to the Venture Global, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Measures

This earnings release contains references to Consolidated Adjusted EBITDA, which is not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”).

We believe Consolidated Adjusted EBITDA provides investors and other users of our consolidated financial statements with useful supplemental information to evaluate the financial performance of our business on an unleveraged basis, to enable comparison of our operating performance across periods. Consolidated Adjusted EBITDA also allows investors and other users of our financial statements to evaluate our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.

We define Consolidated Adjusted EBITDA as net income attributable to common stockholders of Venture Global Inc., as determined in accordance with GAAP, adjusted to exclude net income attributable to non-controlling interests, income taxes, gain/loss on interest rate swaps, gain/loss on financing transactions, interest expense, net of capitalized interest, interest income, depreciation and amortization, stock-based compensation expense, gain/loss from changes in the fair value of forward natural gas supply contracts, and gain/loss from changes in exchange rates on foreign currency transactions. We believe the exclusion of these items enables investors and other users of our consolidated financial statements to assess our sequential and year-over-year performance and operating trends on a more comparable basis.

Consolidated Adjusted EBITDA has material limitations as an analytical tool and should be viewed as a supplement to and not a substitute for measures of performance, financial results and cash flow from operations calculated in accordance with GAAP. For example, Consolidated Adjusted EBITDA excludes certain recurring, non-cash charges such as stock-based compensation expense and gain/loss from changes in the fair value of forward natural gas supply contracts, and does not reflect changes in, or cash requirements for, our working capital needs. In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Consolidated Adjusted EBITDA does not reflect cash requirements for such replacements. Other companies, including companies in our industry, may also calculate Consolidated Adjusted EBITDA differently, which may limit its usefulness as a comparative measure.

The following table reconciles our Consolidated Adjusted EBITDA for the three months ended March 31, 2026 and 2025 (in millions) to net income attributable to common stockholders, the most directly comparable financial measure prepared and presented in accordance with GAAP:

	Three months ended March 31,
	2026	2025

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$488	$396
Net income attributable to non-controlling interests	137	121
Income tax expense	111	151
Loss on foreign currency transactions	1	—
Loss on financing transactions	13	—
(Gain) loss on interest rate swaps	(15)	192
Interest expense, net	444	276
Interest income	(28)	(56)
INCOME FROM OPERATIONS	$1,151	$1,080
Depreciation and amortization	251	216
Stock based compensation expense	12	12
(Gain) loss from changes in fair value of other derivatives[1]	(42)	38
Consolidated Adjusted EBITDA	$1,372	$1,346
1     Change in fair value of forward natural gas supply contracts.